Exhibit 99.1

T1 Energy Announces Pricing of Concurrent Public Offerings of Convertible Senior Notes Due 2030 and Common Stock

AUSTIN, Texas and NEW YORK, New York – December 11, 2025 – T1 Energy Inc. (NYSE: TE) ( “T1,” “T1 Energy” or the “Company”) today announced the pricing of its previously announced underwritten public offerings of $140.0 million aggregate principal amount of its 5.25% convertible senior notes due 2030 (the “Convertible Notes” and such offering, the “Convertible Notes Offering”) and 28,282,830 shares of its common stock at a public offering price of $4.95 per share (the “Common Stock Offering” and together, the “Offerings”). The Convertible Notes Offering was upsized from the previously announced $120.0 million aggregate principal amount of Convertible Notes.

The Company estimates that the net proceeds from the Offerings will be approximately $264.3 million, after deducting underwriting discounts and commissions and T1 Energy’s estimated offering expenses. In addition, the Company has granted the underwriters of the Common Stock Offering a 30-day option to purchase up to an additional 4,242,424 shares of its common stock, and the Company has granted the underwriters of the Convertible Notes Offering a 30-day option to purchase up to an additional $21.0 million aggregate principal amount of Convertible Notes solely to cover over-allotments.

The Common Stock Offering is expected to close on December 15, 2025 and the Convertible Notes Offering is expected to close on December 16, 2025, in each case, subject to satisfaction of customary closing conditions. The closing of each Offering is not conditioned upon the closing of the other Offering.

The Convertible Notes will be senior unsecured obligations of T1 Energy and interest will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2026. The Convertible Notes will mature on December 1, 2030, unless earlier repurchased, redeemed or converted.

Before September 1, 2030, holders may convert their Convertible Notes at their option only in certain circumstances. At any time from, and including, September 1, 2030 until the close of business on the business day immediately preceding the maturity date, the Convertible Notes will be convertible at the option of the holders. T1 Energy will settle conversions by paying or delivering, as applicable, cash, shares of its common stock, or a combination of cash and shares of its common stock, at T1’s election. The initial conversion rate is 144.3001 shares of T1’s common stock per $1,000 principal amount of the Convertible Notes, which is equivalent to an initial conversion price of approximately $6.93 per share of common stock and represents a conversion premium of approximately 40% above the public offering price per share of common stock in the Common Stock Offering. If a “make-whole fundamental change” (as defined in the indenture that will govern the Convertible Notes) occurs, or if the Company calls a holder’s Convertible Notes for redemption, then the Company will in certain circumstances increase the conversion rate for a specified period of time for holders who convert their Convertible Notes in connection with that make-whole fundamental change, or who convert their Convertible Notes that are called for such redemption.

The Convertible Notes will not be redeemable prior to December 6, 2028. The Convertible Notes will be redeemable, in whole or in part (subject to certain limitations), at T1’s option at any time, and from time to time, on or after December 6, 2028 and prior to the 41st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the common stock equals or exceeds 130% of the conversion price for the Convertible Notes on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date T1 sends the related redemption notice; and (2) the trading day immediately before the date T1 sends such notice.

If a “fundamental change” (as defined in the indenture that will govern the Convertible Notes) occurs, then, subject to certain exceptions, holders may require T1 to repurchase their Convertible Notes at a cash repurchase price equal to the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Company expects to use the net proceeds from the Convertible Notes Offering and the Common Stock Offering (i) to progress efforts to become compliant with applicable foreign entities of concern (FEOC) related provisions of the One Big Beautiful Bill Act by December 31, 2025, including through the repayment of certain indebtedness, (ii) for working capital, construction and advancement of infrastructure relating to the first 2.1 GW phase of our G2_Austin facility and (iii) for general corporate purposes. The closing of neither the proposed Convertible Notes Offering nor the Common Stock Offering is conditioned upon the closing of the other offering.

Santander and J.P. Morgan are acting as joint bookrunning managers and BTIG and Roth Capital Partners are acting as co-managers for the Convertible Notes Offering and the Common Stock Offering. The Company has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) as well as preliminary prospectus supplements with respect to each of the offerings to which this communication relates. Before you invest, you should read the applicable preliminary prospectus supplement and the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and these offerings. You may access these documents by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the applicable offering will arrange to send you the applicable preliminary prospectus supplement (or, when available, the applicable final prospectus supplement) and the accompanying prospectus upon request to: Santander US Capital Markets LLC, 437 Madison Avenue, New York, N.Y. 10022, Email: equity-syndicate@santander.us, Attention: Equity Capital Markets; or J.P. Morgan Securities LLC, 270 Park Avenue New York, N.Y. 10017, Fax: 212-622-8358, Attention Equity Syndicate Desk.

About T1 Energy

T1 Energy Inc. (NYSE: TE) is an energy solutions provider building an integrated U.S. supply chain for solar and batteries. In December 2024, T1 Energy completed a transformative transaction, positioning the Company as one of the leading solar manufacturing companies in the U.S., with a complementary solar and battery storage strategy. Based in the U.S. with plans to expand its operations in America, the Company is also exploring value optimization opportunities across its portfolio of assets in Europe.

Cautionary Statement Concerning Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation with respect to the anticipated use of proceeds from the Offerings and the expected timing for closing of the Offerings. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results, or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, as amended and supplemented by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 30, 2025, and the Company Quarterly Report on Form 10-Q for the period ended September 30, 2025, filed with the SEC on November 14, 2025, in each case, available on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company assumes no obligation to update such forward-looking statements, all of which are expressly qualified by the statements in this section, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Jeffrey Spittel

EVP, Investor Relations and Corporate Development

jeffrey.spittel@T1energy.com

Tel: +1 409 599-5706

Media Contact:

Russell Gold

EVP, Strategic Communications

russell.gold@T1energy.com

Tel: +1 214 616-9715